Exhibit 99.1

Motorola Solutions Reports First-Quarter 2018 Financial Results
Company raises full-year revenue and earnings outlook

•	Sales of $1.5 billion, up 15 percent from a year ago

•	Organic revenue[1] growth of 10 percent; North America organic growth of 8 percent

•	Backlog of $9.6 billion, up $1.1 billion or 13 percent from a year ago

•	GAAP earnings per share (EPS) of $0.69, up 53 percent

•	Non-GAAP EPS* of $1.10, up 55 percent

•	Completed $500 million debt-funded U.S. pension contribution

•	Completed acquisitions of Avigilon and Airbus DS Communications

CHICAGO – May 3, 2018 - Motorola Solutions, Inc. (NYSE: MSI) today reported its earnings results for the first quarter of 2018. Click here for a printable news release and financial tables.

“Q1 was outstanding,” said Greg Brown, chairman and CEO of Motorola Solutions. “Our record Q1 backlog position and acquisition of Avigilon provide a strong foundation for continued revenue and earnings growth.”

KEY FINANCIAL RESULTS (presented in millions, except per share data and percentages)

	Q1 2018	Q1 2017	% Change
Sales	$1,468	$1,281	15%
GAAP
Operating Earnings	$171	$173	(1)%
% of Sales	11.6%	13.5%
EPS	$0.69	$0.45	53%
Non-GAAP
Operating Earnings	$260	$212	23%
% of Sales	17.7%	16.5%
EPS	$1.10	$0.71	55%
Product Segment
Sales	$801	$703	14%
GAAP Operating Earnings	$89	$88	1%
% of Sales	11.1%	12.5%
Non-GAAP Operating Earnings	$127	$94	35%
% of Sales	15.9%	13.4%
Services Segment
Sales	$667	$578	15%
GAAP Operating Earnings	$82	$85	(4)%
% of Sales	12.3%	14.7%
Non-GAAP Operating Earnings	$133	$118	13%
% of Sales	19.9%	20.4%

*Non-GAAP financial information excludes the after-tax impact of approximately $0.41 per diluted share related to share-based compensation, intangible assets amortization expense and highlighted items. Details on these non-GAAP adjustments and the use of non-GAAP measures are included later in this news release.

OTHER SELECTED FINANCIAL RESULTS

•
Revenue - Sales increased 15 percent from the year-ago quarter driven by growth in all regions. Approximately $49 million of revenue growth was related to acquisitions, including $22 million from the acquisitions of Airbus DS Communications and Avigilon. In addition, $15 million was related to the adoption of accounting standard ASC 606. Products segment sales grew 14 percent with growth in every region. The Services segment grew 15 percent with growth in every region led by Managed & Support Services.

•
Operating margin - GAAP operating margin was 11.6 percent of sales, compared with 13.5 percent in the year-ago quarter. The decline reflects higher transaction costs related to acquisitions and a $52 million collection of a legal judgment in the prior year, offset by higher sales volume and higher gross margin. Non-GAAP operating margin was 17.7 percent of sales, compared with 16.5 percent in the year-ago quarter driven primarily by higher sales and higher gross margin.

•
Cash flow - Operating cash flow was negative $500 million, versus $142 million of operating cash generated in the year-ago quarter. Free cash flow[2] was negative $541 million, versus $74 million of free cash flow generated in the year-ago quarter. Cash flow for the quarter was down due to a $500 million debt-funded U.S. pension contribution, higher cash tax payments, higher incentive payments and a $52 million collection of a legal judgment in the prior year offset by lower capital expenditures associated with the company's ERP implementation in the prior year.

•	Capital allocation - The company paid $1.1 billion for acquisitions, repurchased $66 million of its common stock and paid $84 million in cash dividends.

•
Backlog - The company ended the quarter with backlog of $9.6 billion, up $1.1 billion from the year-ago quarter. Products segment backlog was up 11 percent or $166 million, and Services was up 14 percent or $973 million. Land mobile radio demand led by the Americas continues to drive backlog growth.

KEY HIGHLIGHTS
Strategic wins

•	Selected by the state of Florida to build and manage a new statewide public safety network

•	$40 million for a four-year Managed & Support Services contract for the state of Maryland

•	$20 million for additional Managed & Support Services for the state of Indiana

•	$15 million for a P25 system in Miami-Dade County, Florida

•	$6 million for a two-year Managed & Support Services contract for Petrobras, a large petroleum company in Latin America

Innovation and investments in growth

•	Announced the LEX L11 Mission Critical LTE handheld device for global broadband networks, including FirstNet in the U.S.

•	Announced the Capture mobile camera app, which allows first responders to capture image, video and audio evidence on any Android or iOS-based smartphone

•
Completed the acquisitions of Avigilon, a leader in advanced video surveillance and analytics, and Airbus DS Communications (Plant Holdings, Inc.), a leading provider in North America of command center software for emergency call-handling

BUSINESS OUTLOOK

•
Second-quarter 2018 - Motorola Solutions expects revenue growth of approximately 15 percent, with organic growth of approximately 4 percent, compared with the second quarter of 2017. The company expects non-GAAP earnings in the range of $1.34 to $1.39 per share.

•
Full-year 2018 - The company now expects revenue growth of approximately 14 percent, up from the prior outlook of 10 to 11 percent provided at the Financial Analyst Meeting on Feb. 27. The company now expects non-GAAP earnings per share in the range of $6.70 to $6.85, up from the prior outlook of $6.50 to $6.65. This assumes current foreign exchange rates, approximately 172 million fully diluted shares and a 25 percent effective tax rate.

CONFERENCE CALL AND WEBCAST Motorola Solutions will host its quarterly conference call beginning at 4 p.m. U.S. Central Daylight Time (5 p.m. U.S. Eastern Daylight Time) on Thursday, May 3. The conference call will be webcast live at www.motorolasolutions.com/investor.
CONSOLIDATED GAAP RESULTS (presented in millions, except per share data)
A comparison of results from operations is as follows:

	Q1 2018	Q1 2017
Net sales	$1,468	$1,281
Gross margin	669	570
Operating earnings	171	173
Amounts attributable to Motorola Solutions, Inc. common stockholders
Net earnings	117	77
Diluted EPS	$0.69	$0.45
Weighted average diluted common shares outstanding	170.6	169.9

HIGHLIGHTED ITEMS AND SHARE-BASED COMPENSATION EXPENSE
The table below includes highlighted items, share-based compensation expense and intangible amortization for the first quarter of 2018.

(per diluted common share)	Q1 2018

GAAP Earnings	$0.69
Highlighted Items:
Share-based compensation expense	0.08
Reorganization of business charges	0.06
Intangibles amortization expense	0.19
Loss on legal settlements	0.01
Loss on Avigilon derivative instruments	0.06
Release of FIN 48 reserve	(0.01)
Sale of investments	(0.05)
Acquisition-related transaction fees	0.07

Non-GAAP Diluted EPS	$1.10

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the GAAP results included in this presentation, Motorola Solutions also has included non-GAAP measurements of results. The company has provided these non-GAAP measurements to help investors better understand its core operating performance, enhance comparisons of core operating performance from period to period and allow better comparisons of operating performance to its competitors. Among other things, management uses these operating results, excluding the identified items, to evaluate performance of the businesses and to evaluate results relative to certain incentive compensation targets. Management uses operating results excluding these items because it believes this measurement enables it to make better period-to-period evaluations of the financial performance of core business operations. The non-GAAP measurements are intended only as a supplement to the comparable GAAP measurements and the company compensates for the limitations inherent in the use of non-GAAP measurements by using GAAP measures in conjunction with the non-GAAP measurements. As a result, investors should consider these non-GAAP measurements in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with generally accepted accounting principles.

Organic revenue: Reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters, and excludes the affects of ASC 606. Management believes organic revenue helps it and investors better identify the underlying trends of established and ongoing operations by excluding the effects of acquisitions and accounting adjustments which can obscure period to period comparisons.

Highlighted items: The company has excluded the effects of highlighted items including, but not limited to, acquisition-related transaction costs, tangible and intangible asset impairments, restructuring charges, non-cash pension adjustments, significant litigation and other contingencies, significant gains and losses on investments, and the income tax effects of significant tax matters, from its non-GAAP operating expenses and net income measurements because the company believes that these historical items do not reflect expected future operating earnings or expenses and do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance. For the purposes of management's internal analysis over operating performance, the company uses financial statements that exclude highlighted items, as these charges do not contribute to a meaningful evaluation of the company's current operating performance or comparisons to the company's past operating performance.

Share-based compensation expense: The company has excluded share-based compensation expense from its non-GAAP operating expenses and net income measurements. Although share-based compensation is a key incentive offered to the company’s employees and the company believes such compensation contributed to the revenue earned during the periods presented and also believes it will contribute to the generation of future period revenues, the company continues to evaluate its performance excluding share-based compensation expense primarily because it represents a significant non-cash expense. Share-based compensation expense will recur in future periods.

Intangible assets amortization expense: The company has excluded intangible assets amortization expense from its non-GAAP operating expenses and net earnings measurements, primarily because it represents a non-cash expense and because the company evaluates its performance excluding intangible assets amortization expense. Amortization of intangible assets is consistent in amount and frequency but is significantly affected by the timing and size of the company’s acquisitions. Investors should note that the use of intangible assets contributed to the company’s revenues earned during the periods presented and will contribute to the company’s future period revenues as well. Intangible assets amortization expense will recur in future periods.

Details of the above items and reconciliations of the non-GAAP measurements to the corresponding GAAP measurements can be found at the end of this press release.

BUSINESS RISKS

This news release contains "forward-looking statements" within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, Motorola Solutions’ financial outlook for the second quarter and full year of 2018. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 8 through 20 in Item 1A of Motorola Solutions’ 2017 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions, and factors that may impact forward-looking statements include, but are not limited to: (1) the economic outlook for the government communications industry; (2) the impact of foreign currency fluctuations on the company; (3) the level of demand for the company's products; (4) the company's ability to refresh existing and introduce new products and technologies in a timely manner; (5) exposure under large systems and managed services contracts, including risks related to the fact that certain customers require that the company build, own and operate their systems, often over a multi-year period; (6) negative impact on the company's business from global economic and political conditions, which may include: (i) continued deferment or cancellation of purchase orders by customers; (ii) the inability of customers to obtain financing for purchases of the company's products; (iii) increased demand to provide vendor financing to customers; (iv) increased financial pressures on third-party dealers, distributors and retailers; (v) the viability of the company's suppliers that may no longer have access to necessary financing; (vi) counterparty failures negatively impacting the company’s financial position; (vii) changes in the value of investments held by the company's pension plan and other defined benefit plans, which could impact future required or voluntary pension contributions; and (viii) the company’s ability to access the capital markets on acceptable terms and conditions; (7) the impact of a security breach or other significant disruption in the company’s IT systems, those of its partners or suppliers or those it sells to or operates or maintains for its customers; (8) the outcome of ongoing and future tax matters; (9) the company's ability to purchase sufficient materials, parts and components to meet customer demand, particularly in light of global economic conditions and reductions in the company’s purchasing power; (10) risks related to dependence on certain key suppliers, subcontractors, third-party distributors and other representatives; (11) the impact on the company's performance and financial results from strategic acquisitions or divestitures; (12) risks related to the company's manufacturing and business operations in foreign countries; (13) the creditworthiness of the company's customers and distributors, particularly purchasers of large infrastructure systems; (14) the ownership of certain logos, trademarks, trade names and service marks including “MOTOROLA” by Motorola Mobility Holdings, Inc.; (15) variability in income received from licensing the company's intellectual property to others, as well as expenses incurred when the company licenses intellectual property from others; (16) unexpected liabilities or expenses, including unfavorable outcomes to any pending or future litigation or regulatory or similar proceedings; (17) the impact of the percentage of cash and cash equivalents held outside of the United States; (18) the ability of the company to pay future dividends due to possible adverse market conditions or adverse impacts on the company’s cash flow; (19) the ability of the company to complete acquisitions or repurchase shares under its repurchase program due to possible adverse market conditions or adverse impacts on the company’s cash flow; (20) the impact of changes in governmental policies, laws or regulations; (21) negative consequences from the company's use of third party vendors for various activities, including certain manufacturing operations, information technology and administrative functions; and (22) the company’s ability to settle the par value of its Senior Convertible Notes in cash. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise

DEFINITIONS
1 Organic revenue reflects net sales calculated under GAAP excluding net sales from acquired business owned for less than four full quarters and excluding the effects of ASC 606.
2 Free cash flow represents operating cash flow less capital expenditures.

ABOUT MOTOROLA SOLUTIONS
Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

MEDIA CONTACT
Tama McWhinney
Motorola Solutions
+1 847-538-1865
tama.mcwhinney@motorolasolutions.com

INVESTOR CONTACT
Chris Kutsor
Motorola Solutions
+1 847-576-4995
chris.kutsor@motorolasolutions.com

MOTOROLA, MOTOROLA SOLUTIONS and the Stylized M Logo are trademarks or registered trademarks of Motorola Trademark Holdings, LLC and are used under license. All other trademarks are the property of their respective owners. ©2018 Motorola Solutions, Inc. All rights reserved.

GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)

	Three Months Ended
	March 31, 2018	April 1, 2017
Net sales from products	$801	$703
Net sales from services	667	578
Net sales	1,468	1,281
Costs of products sales	383	347
Costs of services sales	416	364
Costs of sales	799	711
Gross margin	669	570
Selling, general and administrative expenses	279	244
Research and development expenditures	152	135
Other charges	26	(18)
Intangibles amortization	41	36
Operating earnings	171	173
Other income (expense):
Interest expense, net	(46)	(51)
Gains on sales of investments and businesses, net	11	3
Other	4	(5)
Total other expense	(31)	(53)
Net earnings before income taxes	140	120
Income tax expense	23	42
Net earnings	117	78
Less: Earnings attributable to noncontrolling interests	—	1
Net earnings attributable to Motorola Solutions, Inc.	$117	$77
Earnings per common share:
Basic	$0.73	$0.47
Diluted	$0.69	$0.45
Weighted average common shares outstanding:
Basic	161.4	164.2
Diluted	170.6	169.9

	Percentage of Net Sales*
Net sales from products	54.6%	54.9%
Net sales from services	45.4%	45.1%
Net sales	100.0%	100.0%
Costs of products sales	47.8%	49.4%
Costs of services sales	62.4%	63.0%
Costs of sales	54.4%	55.5%
Gross margin	45.6%	44.5%
Selling, general and administrative expenses	19.0%	19.0%
Research and development expenditures	10.4%	10.5%
Other charges	1.8%	(1.4)%
Intangibles amortization	2.8%	2.8%
Operating earnings	11.6%	13.5%
Other income (expense):
Interest expense, net	(3.1)%	(4.0)%
Gains on sales of investments and businesses, net	0.7%	0.2%
Other	0.3%	(0.4)%
Total other expense	(2.1)%	(4.1)%
Net earnings before income taxes	9.5%	9.4%
Income tax expense	1.6%	3.3%
Net earnings	8.0%	6.1%
Less: Earnings attributable to noncontrolling interests	—%	0.1%
Net earnings attributable to Motorola Solutions, Inc.	8.0%	6.0%
* Percentages may not add up due to rounding

GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	March 31, 2018	December 31, 2017
Assets
Cash and cash equivalents	$795	$1,205
Restricted cash	63	63
Total cash and cash equivalents	858	1,268
Accounts receivable, net	1,179	1,523
Contract assets	800	—
Inventories, net	441	327
Other current assets	343	832
Total current assets	3,621	3,950

Property, plant and equipment, net	900	856
Investments	174	247
Deferred income taxes	973	1,023
Goodwill	1,535	938
Intangible assets	1,436	861
Other assets	412	333
Total assets	$9,051	$8,208

Liabilities and Stockholders' Equity
Current portion of long-term debt	$492	$52
Accounts payable	463	593
Contract liabilities	1,069	—
Accrued liabilities	1,072	2,286
Total current liabilities	3,096	2,931

Long-term debt	5,304	4,419
Other liabilities	2,190	2,585

Total Motorola Solutions, Inc. stockholders’ equity (deficit)	(1,554)	(1,742)

Noncontrolling interests	15	15

Total liabilities and stockholders’ equity	$9,051	$8,208

Financial Ratios:
Net cash (debt)*	$(4,938)	$(3,203)

*Net cash (debt) = Total cash - Current portion of long-term debt - Long-term debt

GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended
	March 31, 2018	April 1, 2017
Operating
Net earnings attributable to Motorola Solutions, Inc.	$117	$77
Earnings attributable to noncontrolling interests	—	1
Net earnings	117	78
Adjustments to reconcile Net earnings to Net cash provided by (used for) operating activities:
Depreciation and amortization	82	80
Non-cash other charges	3	15
Non-U.S. pension settlement loss	—	9
Share-based compensation expense	17	17
Gains on sales of investments and businesses, net	(11)	(3)
Deferred income taxes	7	23
Changes in assets and liabilities, net of effects of acquisitions, dispositions, and foreign currency translation adjustments:
Accounts receivable, contract assets and contract liabilities	195	368
Inventories	(9)	(69)
Other current assets	2	(59)
Accounts payable and accrued liabilities	(350)	(307)
Other assets and liabilities	(553)	(10)
Net cash (used for) provided by operating activities	(500)	142
Investing
Acquisitions and investments, net	(1,125)	(106)
Proceeds from sales of investments and businesses, net	77	53
Capital expenditures	(41)	(68)
Net cash used for investing activities	(1,089)	(121)
Financing
Repayment of debt	(50)	(1)
Net proceeds from issuance of debt	1,296	—
Issuance of common stock	53	22
Purchase of common stock	(66)	(178)
Payment of dividends	(84)	(77)
Net cash provided by (used for) financing activities	1,149	(234)
Effect of exchange rate changes on cash and cash equivalents	30	12
Net decrease in cash and cash equivalents	(410)	(201)
Cash and cash equivalents, beginning of period	1,268	1,030
Cash and cash equivalents, end of period	$858	$829

Financial Ratios:
Free cash flow*	$(541)	$74

*Free cash flow = Net cash provided by operating activities - Capital Expenditures

GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Segment Information
(In millions)

Net Sales
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Products	$801	$703	14%
Services	667	578	15%
Total Motorola Solutions	$1,468	$1,281	15%

Operating Earnings
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Products	$89	$88	1%
Services	82	85	(4)%
Total Motorola Solutions	$171	$173	(1)%

Operating Earnings %
	Three Months Ended
	March 31, 2018	April 1, 2017
Products	11.1%	12.5%
Services	12.3%	14.7%
Total Motorola Solutions	11.6%	13.5%

Non-GAAP-1
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Adjustments (Intangibles Amortization Expenses, Share-Based Compensation Expense, and Highlighted Items)

Q1 2018
Non-GAAP Adjustments	Statement Line	PBT (Inc)/Exp	Tax Inc/(Exp)	PAT (Inc)/Exp	EPS impact
Share-based compensation expense	Cost of sales, SG&A and R&D	$17	$4	$13	$0.08
Reorganization of business charges	Cost of sales and Other charges	13	3	10	0.06
Intangibles amortization expense	Intangibles amortization	41	8	33	0.19
Loss on legal settlements	Other charges	1	—	1	0.01
Loss on derivative instruments related to Avigilon	Other expense	14	4	10	0.06
Release of FIN 48 reserve	Income tax benefit	—	1	(1)	(0.01)
Sale of investments	Sale of Investment or Business (Gain) or Loss	(11)	(3)	(8)	(0.05)
Acquisition-related transaction fees	Other charges	17	5	12	0.07
Total impact on Net earnings		$92	$22	$70	$0.41

Non-GAAP-2
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Segment Information
(In millions)

Net Sales
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Products	$801	$703	14%
Services	667	578	15%
Total Motorola Solutions	$1,468	$1,281	15%

Non-GAAP Operating Earnings
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Products	$127	$94	35%
Services	133	118	13%
Total Motorola Solutions	$260	$212	23%

Non-GAAP Operating Earnings %
	Three Months Ended
	March 31, 2018	April 1, 2017
Products	15.9%	13.4%
Services	19.9%	20.4%
Total Motorola Solutions	17.7%	16.5%

Non-GAAP-3
Motorola Solutions, Inc. and Subsidiaries
Operating Earnings after Non-GAAP Adjustments

Q1 2018
	TOTAL	Products	Services
Net sales	$1,468	$801	$667
Operating earnings ("OE")	$171	$89	$82

Above-OE non-GAAP adjustments:
Share-based compensation expense	17	12	5
Reorganization of business charges	13	10	3
Intangibles amortization expense	41	4	37
Acquisition-related transaction fees	17	11	6
Loss on legal settlements	1	1	—
Total above-OE non-GAAP adjustments	89	38	51
Operating earnings after non-GAAP adjustments	$260	$127	$133

Operating earnings as a percentage of net sales - GAAP	11.6%	11.1%	12.3%
Operating earnings as a percentage of net sales - after non-GAAP adjustments	17.7%	15.9%	19.9%

Non-GAAP-4
Motorola Solutions, Inc. and Subsidiaries
Non-GAAP Organic Revenue

Total Motorola Solutions
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Net sales	$1,468	$1,281	15%
Non-GAAP adjustments:
Acquisitions	(54)	(5)
ASC 606 impact	(15)	—
Organic revenue	1,399	1,276	10%
Less foreign exchange impact	(39)	—
Organic revenue in constant currency	$1,360	$1,276	7%

North America
	Three Months Ended
	March 31, 2018	April 1, 2017	% Change
Americas net sales	$995	$865	15%
Adjustments:
Latin America	(93)	(65)	43%
North America acquisitions	(25)	—
ASC 606 impact	(15)	—
North America organic revenue	862	800	8%
Less foreign exchange impact	(5)	—
North America organic revenue in constant currency	$857	$800	7%

Pro Forma-1
Motorola Solutions, Inc. and Subsidiaries
Third-Party Sales Commissions Classification

Total Motorola Solutions

	April 1, 2017	July 1, 2017	September 30, 2017	December 31, 2017	2017
Net sales, as reported	$1,281	$1,497	$1,645	$1,957	$6,380
Third-party sales commissions adjustment *	13	15	18	22	68
Pro Forma net sales	1,294	1,512	1,663	1,979	6,448

Non-GAAP operating expenses, as reported**	364	378	386	407	1,535
Third-party sales commissions adjustment *	13	15	18	22	68
Pro forma non-GAAP operating expenses	377	393	404	429	1,603

Non-GAAP earnings, as reported	120	189	259	355	923

Pro forma earnings	$120	$189	$259	$355	$923

* Amounts adjusted to reflect the change in financial statement presentation of third-party sales commissions under the adoption of ASU No. 2014-09 ("ASC 606")

** Amounts adjusted to reflect the change in financial statement presentation of net periodic cost (benefit) under the adoption of ASU Non. 2017-07